Exhibit 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

August 20, 2008

Contact:

Michael Shaffer

Executive Vice President and Chief Financial Officer

(212) 381-3523

www.pvh.com

PHILLIPS-VAN HEUSEN CORPORATION REPORTS

2008 SECOND QUARTER RESULTS

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SECOND QUARTER EPS OF $0.66, EXCLUDING GEOFFREY BEENE OUTLET RETAIL OPERATIONS AND EXIT COSTS; SECOND QUARTER GAAP EPS OF $0.56

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SECOND QUARTER PERFORMANCE DRIVEN BY CALVIN KLEIN

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COMPANY MAINTAINS FULL YEAR 2008 EARNINGS GUIDANCE

New York, New York – Phillips-Van Heusen Corporation [NYSE: PVH] reported 2008 second quarter and year to date results.

For the second quarter of 2008:

•

Earnings per share excluding the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division was $0.66, which was at the top end of the Company’s previous guidance and exceeded the consensus estimate. GAAP earnings per share was $0.56.  (Please see reconciliations of GAAP to non-GAAP earnings per share for 2008 later in this release.)  The prior year’s second quarter earnings per share was $0.68.

•

The current year’s second quarter includes approximately $5 million, or $0.06 per share, of start-up costs associated with new businesses.

•

Total revenue increased 2% to $561.0 million from $552.4 million in the prior year’s second quarter.

For the six months of 2008:

•

Earnings per share excluding the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division was $1.55.  GAAP earnings per share was $1.45.  (Please see reconciliations of GAAP to non-GAAP earnings per share for 2008 later in this release.)  For the prior year’s six month period, earnings per share was $1.60.

•

The current year’s six months includes approximately $12 million, or $0.14 per share, of start-up costs associated with new businesses.

•

Total revenue increased 4% to $1,186.7 million from $1,144.3 million in the prior year’s six month period.

Second Quarter Results

The Calvin Klein licensing business continued its strong performance during the second quarter and posted revenue and earnings growth of 30% and 47%, respectively.  This performance was driven by continued growth across virtually all product categories and regions of the globe, with jeans and underwear performing exceptionally well.  This growth mostly offset earnings decreases experienced by the Company’s combined wholesale and retail heritage brand businesses.

Revenue in the second quarter of 2008 decreased 2% in the Company’s combined wholesale and retail businesses.  The Company’s Calvin Klein outlet retail business continued to exhibit strong sales performance, and revenue benefited from the addition of sales associated with the new Timberland wholesale men’s sportswear business and the new Calvin Klein specialty retail stores.  These increases were more than offset by decreases in the Company’s heritage brand businesses, which continued to be adversely affected by the difficult macroeconomic retail environment.  Total outlet retail comparable store sales in the quarter decreased 2%, with the Calvin Klein outlet retail business achieving comparable store sales growth of 9% and the heritage brand outlet retail businesses experiencing a comparable store sales decline of 5%.

Earnings in the second quarter of 2008 were negatively impacted by approximately $5 million, or $0.06 per share, of start-up costs associated with the Company’s Timberland wholesale men’s sportswear business and Calvin Klein specialty retail stores.  In addition, the recent bankruptcy filings of certain of our wholesale customers resulted in a sales shortfall of approximately $6 million in the quarter and negatively impacted pre-tax earnings by approximately $3 million, or $0.03 per share, which includes the related reserves for uncollectible receivables.

Six Months Results

For the six months in 2008, earnings growth in the Company’s Calvin Klein licensing business was 32%, which partially offset earnings decreases in the Company’s heritage brand outlet retail and sportswear businesses.  Earnings for the six months in 2008 were also negatively impacted by approximately $12 million, or $0.14 per share, of start-up costs associated with the Company’s Timberland wholesale men’s sportswear business and Calvin Klein specialty retail stores.

For the six months, total revenue increased 4% to $1,186.7 million in 2008 from $1,144.3 million for the same period in 2007, driven by revenue growth of 24% in the Company’s Calvin Klein licensing business.

Balance Sheet

The Company ended the second quarter with $260.5 million in cash, a decrease of $105.8 million from the prior year’s second quarter. This decrease was driven by the completion of the Company’s stock repurchase program during the fourth quarter of 2007, in which the Company utilized $200 million of cash to repurchase approximately 5.2 million shares of its common stock.  Inventories ended the quarter on plan and were up 1% compared to the prior year’s second quarter.  Inventories at the end of the second quarter of 2008 include inventories for the new Timberland wholesale men’s sportswear business, the new Calvin Klein specialty retail stores and the recently-acquired Calvin Klein Collection wholesale business, which total  approximately $19 million, or a 6% increase in total inventories from the prior year.  Excluding the inventories of these new businesses, inventories were down 5%, which reflects the Company’s continued focus on maintaining clean inventory levels.

CEO Comments

Commenting on these results, Emanuel Chirico, Chairman and Chief Executive Officer, noted, “We are very pleased with our second quarter results, particularly given the current economic environment.  Calvin Klein remains a key driver of our growth and profitability as it continues to outperform our expectations, both internationally and domestically.  The broad global presence and continued international growth of Calvin Klein has helped to offset the impact of the economic downturn in the U.S. on our heritage brand businesses.”

Mr. Chirico added, “We have been aggressive in taking action to keep inventory levels clean heading into the second half of the year.  This has been a benefit to gross margin rates, even as sales have been under pressure.  In addition, our exit plan for our Geoffrey Beene outlet retail division is proceeding well.  We are on track to convert 25 of the Geoffrey Beene outlet retail stores into Calvin Klein outlet retail stores, which will accelerate the growth of our most productive and profitable outlet retail division, and help us to reach more quickly our desired number of Calvin Klein outlet retail stores.  Further, in the second quarter, we launched our Timberland wholesale men’s sportswear line. This outdoor inspired sportswear brand has strong consumer awareness and complements and expands our existing stable of strong brands.”

Mr. Chirico concluded, “We continue to invest in our heritage brands, which, despite being impacted by the difficult economic environment, continue to generate strong profits and cash flows.  Our balance sheet remains strong, which provides us with the flexibility to pursue opportunities that will enhance our business model and contribute to our future growth."

2008 Guidance

Total revenue for the full year 2008 is projected to be approximately $2.56 billion to $2.58 billion, an increase of approximately 6% over 2007.  For the full year, the Company is currently projecting revenue in the Calvin Klein licensing business to grow approximately 15%.  Total revenue for the full year in the Company’s combined wholesale and retail businesses is planned to grow between 3% and 5%.

For the third quarter, revenue is expected to be $730 million to $740 million in 2008, or an increase of 5% to 6% over the third quarter of 2007.  For the third quarter, revenue in the Calvin Klein licensing business is expected to grow 9% to 11%, and revenue in the Company’s combined wholesale and retail businesses is expected to grow between 2% and 4%.

Comparable store sales growth in the Calvin Klein outlet retail business is planned at approximately 7% for the second half and approximately 8% for the full year.  Comparable store sales in the heritage brand outlet retail businesses are planned to decrease between 2% and 3% for the second half and between 3% and 4% for the full year.  Comparable store sales for the Company’s total outlet retail business are projected to be flat to down 1% for the second half and full year.  While second half projections for comparable store sales are planned to improve in comparison to first half results, the projected improvement is due to weaker sales comparisons in the second half of the prior year.

Excluding the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, the Company is maintaining its previous projection for full year earnings per share to be in a range of $3.32 to $3.41.  (Please see reconciliation of GAAP to Non-GAAP earnings per share estimates later in this release.)  Full year earnings for the Calvin Klein licensing business are expected to grow between 20% and 25%, while operating margins for the Company’s combined wholesale and retail businesses will continue to be impacted by pressure at retail and are projected to decrease 100 to 130 basis points (excluding a projected 150 basis point decline attributable to the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division).  (Please see reconciliation of GAAP to non-GAAP operating margin estimates later in this release).

Excluding the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, third quarter earnings per share is expected to be $1.07 to $1.13.  (Please see reconciliation of GAAP to Non-GAAP earnings per share estimates later in this release.)  Earnings in the third quarter will be impacted by a shift in advertising spending, as approximately $10 million is anticipated to be shifted from the fourth quarter into the third quarter when compared to the prior year.  This represents advertising spending associated with the Company’s celebration of the 40th anniversary of Calvin Klein in September 2008, as well as opportunistic spending to capitalize on the high audience reach during the Olympics.

The Company is currently projecting full year GAAP earnings per share to be in a range of $3.03 to $3.12, which includes Geoffrey Beene operating results and exit costs of approximately $24 million pre-tax, or $15 million after tax.  For the third quarter of 2008, GAAP earnings per share is expected to be $1.02 to $1.08, which includes Geoffrey Beene operating results and exit costs of approximately $4 million pre-tax, or $3 million after tax.

The Company continues to estimate that cash flow for 2008 will be $80 million to $90 million, which is after the acquisition of the Mulberry Neckwear assets and approximately $90 million of capital spending to support the Company’s growth initiatives and for infrastructure investments to support the growth of its existing businesses.  This estimate includes the one-time costs associated with the closing of the Company’s Geoffrey Beene outlet retail business, net of the benefit associated with liquidating the working capital of this business.

The Company webcasts its conference calls to review its earnings releases.  The Company’s conference call to review its second quarter earnings release is scheduled for Thursday, August 21, 2008 at 9:00 a.m. EST.  Please log on either to the Company’s web site at www.pvh.com and go to the News Releases page of the Investor Relations section or to www.companyboardroom.com to listen to the live webcast of the conference call.  The webcast will be available for replay for one year after it is held, commencing approximately two hours after the live broadcast ends.  Please log on to www.pvh.com or www.companyboardroom.com as described above to listen to the replay.  In addition, an audio replay of the conference call is available for 48 hours starting one hour after it is held.  The replay of the conference call can be accessed by calling 1-888-203-1112 and using passcode #5818846.  The conference call and webcast consist of copyrighted material.  They may not be re-recorded, reproduced, re-transmitted, rebroadcast or otherwise used without the Company’s express written permission.  Your participation represents your consent to these terms and conditions, which are governed by New York law.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release and made during the conference call / webcast, including, without limitation, statements relating to the Company’s future revenue, earnings and cash flows, plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company’s plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company’s apparel, footwear and related products, both to its wholesale customers and in its retail stores, the levels of sales of the Company’s licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees and other business partners are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends, consolidations, repositionings and bankruptcies in the retail industries, repositionings of brands by the Company’s licensors and other factors;  (iii) the Company’s plans and results of operations will be affected by the Company’s ability to manage its growth and inventory, including the Company’s ability to continue to realize revenue growth from developing and growing Calvin Klein; (iv) the Company’s operations and results could be affected by quota restrictions and the imposition of safeguard controls (which, among other things, could limit the Company’s ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company’s ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company’s products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing, or political and labor instability in the United States or any of the countries where the Company’s products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity’s or the Company’s existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company’s licensees to market successfully licensed products or to preserve the value of the Company’s brands, or their misuse of the Company’s brands and (viii) other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

This press release includes, and the conference call/webcast will include, certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release, as well as in the Company’s Current Report on Form 8-K furnished to the SEC in connection with this earnings release, which is available on the Company’s website at www.pvh.com and on the SEC’s website at www.sec.gov.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenue, earnings or cash flows, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Quarter Ended
	8/3/08
	Results			Quarter
	Under		Non-GAAP	Ended
	GAAP	Adjustments(1)	Results	8/5/07

Net sales	$480,297	$(25,932)	$454,365	$488,863
Royalty revenue	55,975		55,975	44,983
Advertising and other revenue	24,695		24,695	18,530
Total revenue	$560,967	$(25,932)	$535,035	$552,376

Gross profit on net sales	$208,267	$(10,373)	$197,894	$213,940
Gross profit on royalty, advertising and other revenue	80,670		80,670	63,513
Total gross profit	288,937	(10,373)	278,564	277,453

Selling, general and administrative expenses	234,451	(19,060)	215,391	209,517

Earnings before interest and taxes	54,486	8,687	63,173	67,936

Interest expense, net	6,827		6,827	3,943

Pre-tax income	47,659	8,687	56,346	63,993

Income tax expense	18,453	3,239	21,692	24,893

Net income	$ 29,206	$ 5,448	$ 34,654	$ 39,100

Diluted net income per share(2)	$ 0.56		$ 0.66	$ 0.68

(1)

Adjustments for the quarter ended August 3, 2008 represent the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division.

(2)

Please see Note 2a to the Notes to Consolidated Income Statements for the calculations of diluted net income per common share.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statements

(In thousands, except per share data)

	Six Months Ended
	8/3/08
	Results			Six Months
	Under		Non-GAAP	Ended
	GAAP	Adjustments(1)	Results	8/5/07

Net sales	$1,023,466	$(49,787)	$ 973,679	$1,009,315
Royalty revenue	115,963		115,963	96,589
Advertising and other revenue	47,236		47,236	38,378
Total revenue	$1,186,665	$(49,787)	$1,136,878	$1,144,282

Gross profit on net sales	$ 436,528	$(23,688)	$ 412,840	$ 435,059
Gross profit on royalty, advertising and other revenue	163,199		163,199	134,967
Total gross profit	599,727	(23,688)	576,039	570,026

Selling, general and administrative expenses	464,532	(31,796)	432,736	416,546

Gain on sale of investments	1,864		1,864	3,335

Earnings before interest and taxes	137,059	8,108	145,167	156,815

Interest expense, net	13,339		13,339	8,417

Pre-tax income	123,720	8,108	131,828	148,398

Income tax expense	47,713	3,025	50,738	56,292

Net income	$ 76,007	$ 5,083	$ 81,090	$ 92,106

Diluted net income per share(2)	$ 1.45		$ 1.55	$ 1.60

(1)

Adjustments for the six months ended August 3, 2008 represent the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division.

(2)

Please see Note 2b to the Notes to Consolidated Income Statements for the calculations of diluted net income per common share.

Notes to Consolidated Income Statements:

1.

The Company believes presenting its 2008 results excluding the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates the comparability of the Company's results from period to period and provides a basis for comparing current results against future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company will use its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. Such results will also be the basis for certain incentive compensation calculations.

2a. The Company computed its quarterly diluted net income per common share as follows:

(In thousands, except per share data)

	Quarter Ended
	8/3/08
	Results		Non-	Quarter
	Under		GAAP	Ended
	GAAP	Adjustments	Results	8/5/07

Net income	$29,206	$5,448(1)	$34,654	$39,100

Weighted average shares outstanding	51,428		51,428	56,340
Weighted average impact of dilutive securities	1,033		1,033	1,503

Total shares	52,461		52,461	57,843

Diluted net income per share	$ 0.56		$ 0.66	$ 0.68

(1)

Represents the impact on net income from the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division.

2b. The Company computed its year to date diluted net income per common share as follows:

(In thousands, except per share data)

	Six Months Ended
	8/3/08			Six
	Results		Non-	Months
	Under		GAAP	Ended
	GAAP	Adjustments	Results	8/5/07

Net income	$76,007	$5,083(1)	$81,090	$92,106

Weighted average shares outstanding	51,383		51,383	56,134
Weighted average impact of dilutive securities	987		987	1,590

Total shares	52,370		52,370	57,724

Diluted net income per share	$ 1.45		$ 1.55	$ 1.60

(1)

Represents the impact on net income from the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Balance Sheets

(In thousands)

	August 3,	August 5,
	2008	2007
ASSETS
Current Assets:
Cash and Cash Equivalents	$ 260,505	$ 366,271
Trade Receivables	173,915	152,103
Other Receivables	13,907	7,629
Inventories	325,140	322,068
Other Current Assets	38,749	43,725
Total Current Assets	812,216	891,796
Property, Plant and Equipment	248,351	185,179
Goodwill and Other Intangible Assets	1,094,228	1,026,466
Other Assets	44,740	30,281
	$2,199,535	$2,133,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts Payable and Accrued Expenses	$ 293,851	$ 278,134
Other Liabilities	468,215	406,017
Long-Term Debt	399,560	399,545
Stockholders’ Equity	1,037,909	1,050,026
	$2,199,535	$2,133,722

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Quarter Ended
	8/3/08

	Results			Quarter
	Under		Non-GAAP	Ended
	GAAP	Adjustments(1)	Results	8/5/07
Revenue – Wholesale and Retail
Net sales	$477,302	$(25,932)	$451,370	$488,863
Royalty revenue	5,988		5,988	5,846
Advertising and other revenue	1,741		1,741	1,604
Total	485,031	(25,932)	459,099	496,313

Revenue – Calvin Klein Licensing
Royalty revenue	49,987		49,987	39,137
Advertising and other revenue	22,954		22,954	16,926
Total	72,941		72,941	56,063

Revenue – Corporate/Other(2)
Net sales	2,995		2,995	-
Total	2,995		2,995	-

Total Revenue
Net sales	480,297	(25,932)	454,365	488,863
Royalty revenue	55,975		55,975	44,983
Advertising and other revenue	24,695		24,695	18,530
Total	$560,967	$(25,932)	$535,035	$552,376

Earnings before interest and taxes –
Wholesale and Retail	$ 28,167	$ 8,687	$36,854	$ 52,862

Earnings before interest and taxes –
Calvin Klein Licensing	43,380		43,380	29,450

Earnings before interest and taxes –
Corporate/Other(2)	(17,061)		(17,061)	(14,376)

Earnings before interest and taxes	$ 54,486	$ 8,687	$ 63,173	$ 67,936

The domestic and international components of earnings before interest and taxes were as follows:

	Quarter Ended			Quarter
	8/3/08			Ended
	GAAP	Adjustments(1)	Non-GAAP	8/5/07

Domestic	$32,047	$8,687	$40,734	$51,039
%	59%	100%	64%	75%
International	22,439		22,439	16,897
%	41%		36%	25%
Total	$54,486	$8,687	$63,173	$67,936
%	100%	100%	100%	100%

(1)

Adjustments for the quarter ended August 3, 2008 represent the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division.

(2)

The results of the Company’s Calvin Klein Collection wholesale business, which was acquired in the fourth quarter of 2007, are included in Corporate/Other.

PHILLIPS-VAN HEUSEN CORPORATION

Business Data

(In thousands)

	Six Months Ended
	8/3/08

	Results			Six Months
	Under		Non-GAAP	Ended
	GAAP	Adjustments(1)	Results	8/5/07
Revenue – Wholesale and Retail
Net sales	$1,013,333	$(49,787)	$ 963,546	$1,009,315
Royalty revenue	12,233		12,233	12,218
Advertising and other revenue	3,636		3,636	3,923
Total	1,029,202	(49,787)	979,415	1,025,456

Revenue – Calvin Klein Licensing
Royalty revenue	103,730		103,730	84,371
Advertising and other revenue	43,600		43,600	34,455
Total	147,330		147,330	118,826

Revenue – Corporate/Other(2)
Net sales	10,133		10,133	-
Total	10,133		10,133	-

Total Revenue
Net sales	1,023,466	(49,787)	973,679	1,009,315
Royalty revenue	115,963		115,963	96,589
Advertising and other revenue	47,236		47,236	38,378
Total	$1,186,665	$(49,787)	$1,136,878	$1,144,282

Earnings before interest and taxes –
Wholesale and Retail	$ 89,568	$ 8,108	$97,676	$ 124,299

Earnings before interest and taxes –
Calvin Klein Licensing	78,726		78,726	59,787

Earnings before interest and taxes –
Corporate/Other(2)	(31,235)		(31,235)	(27,271)

Earnings before interest and taxes	$ 137,059	$ 8,108	$ 145,167	$ 156,815

The domestic and international components of earnings before interest and taxes were as follows:

	Six Months Ended			Six Months
	8/3/08			Ended
	GAAP	Adjustments(1)	Non-GAAP	8/5/07

Domestic	$ 89,395	$8,108	$ 97,503	$119,470
%	65%	100%	67%	76%
International	47,664		47,664	37,345
%	35%		33%	24%
Total	$137,059	$8,108	$145,167	$156,815
%	100%	100%	100%	100%

(1)

Adjustments for the six months ended August 3, 2008 represent the operations of the Company’s Geoffrey Beene outlet retail division and the costs associated with the closing of such division.

(2)

The results of the Company’s Calvin Klein Collection wholesale business, which was acquired in the fourth quarter of 2007, are included in Corporate/Other.

PHILLIPS-VAN HEUSEN CORPORATION

Reconciliations of GAAP to non-GAAP 2008 Estimates

The Company believes presenting its estimated 2008 results excluding the operating results and exit costs associated with the Company’s Geoffrey Beene outlet retail division, which is on a non-GAAP basis, provides useful additional information to investors. The Company believes that the exclusion of such amounts facilitates the comparability of the Company's results from period to period and provides a basis for comparing current results against future results by eliminating amounts that it believes are not comparable between periods, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. The Company believes that investors often look at ongoing operations of an enterprise as a measure of assessing performance. The Company has provided the reconciliations set forth below to present its estimates of earnings per share and operating margin on a GAAP basis and excluding these amounts. The Company will use its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s Board of Directors and others. The Company’s earnings per share excluding these amounts will also be the basis for certain incentive compensation calculations.

2008 Full Year Earnings Per Share

GAAP earnings per share estimated range	$3.03 - $3.12

Estimated per share impact of operating results and exit costs associated with Geoffrey Beene outlet retail division
(pre-tax charges of approximately $24 million, or $15 million after tax)	$0.29

Estimated earnings per share range excluding Geoffrey Beene
operating results and exit costs	$3.32 - $3.41

2008 Third Quarter Earnings Per Share

GAAP earnings per share estimated range	$1.02 - $1.08

Estimated per share impact of operating results and exit costs associated with Geoffrey Beene outlet retail division
(pre-tax charges of approximately $4 million, or $3 million after tax)	$0.05

Estimated earnings per share range excluding Geoffrey Beene
operating results and exit costs	$1.07 - $1.13

2008 Full Year - Combined Wholesale and Retail Businesses (dollar amounts in millions)

	2008			2007

GAAP
Revenue	$2,225	-	$2,262	$2,160
Earnings before interest and taxes	$ 186	-	$ 196	$ 241
Operating margin	8.4%	-	8.7%	11.2%

Geoffrey Beene Operating Results and Exit Costs
Revenue	$ 95	-	$ 95
Loss before interest and taxes	$ (24)	-	$ (24)

Excluding Geoffrey Beene Operating Results and Exit Costs
Revenue	$2,130	-	$2,167
Earnings before interest and taxes	$ 210	-	$ 220
Operating margin	9.9%	-	10.2%